As filed with the Securities and Exchange Commission on February 9, 2015

Registration No. 333-197219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	8093	20-0180812
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14000 N. Portland Avenue, Ste. 200

Oklahoma City, Oklahoma 73134

(405) 608-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton Nelson

Chief Executive Officer

Foundation Healthcare, Inc.

14000 N. Portland Avenue, Ste. 200

Oklahoma City, Oklahoma 73134

(405) 608-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 (617) 570-1000 Fax: (617) 523-1231	Steven D. Pidgeon, Esq. Ann Lawrence, Esq. DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 (480) 606-5100 Fax: (480) 606-5101

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Units, each consisting of one share of common stock, par value $0.0001 per share, and one warrant to purchase 0.5 of one share of common stock, par value $0.0001 per share(1)(3)	$15,000,000	$1,743.00
Common stock, par value $0.0001 per share, included in units(1)(3)	—	—	(2)
Warrants included in the units(1)(3)	—	—	(2)
Common stock, par value $0.0001 per share, underlying the warrants included in the units(1)(3)	$7,500,000	$871.50
Unit warrants to be issued to the Underwriters(4)	$600,000	$69.72
Units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Common stock, par value $0.0001 per share, included in the units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Warrants included in the units underlying the unit warrants to be issued to the Underwriters(3)	—	—	(2)
Common stock, par value $0.0001 per share, underlying the warrants included in the units underlying the unit warrants to be issued to the Underwriters(3)	$300,000	$34.86
Total Registration Fee	$23,400,000	$2,719.08	(5)

(1)	Includes units that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	No separate fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue warrants exercisable within five years after the effective date of the registration statement, representing 4% of the securities issued in the offering (the “Underwriter Warrants”) to Roth Capital Partners, LLC, Dougherty & Company LLC and National Securities Corporation for nominal consideration. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby. Resales of units, shares and warrants issuable upon exercise of the Underwriter Warrants or the component securities thereof are also being simultaneously registered on a delayed or continuous basis hereby. See “Underwriting.”
(5)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price, including the offering price of units that the underwriters have the option to purchase to cover over-allotments, if any. A total of $2,962.40 was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-197219) of Foundation Healthcare, Inc., is being filed solely to file Exhibit 4.9 and Exhibit 5.2. This Amendment No. 6 does not modify any provision of the prospectus that forms a part of this Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, and the FINRA filing fee.

Nature of Expense	Amount
Approximate SEC registration fee	$2,719
FINRA filing fee	4,010
Transfer agent fees	10,000
Accounting fees and expenses	100,000
Legal fees and expenses	550,000
NYSE MKT listing fees	75,000
Printer fees	200,000
Miscellaneous	105,000

Total	$1,046,729

Item 14. Indemnification of Officers and Directors

Section 1031 of the Oklahoma General Corporation Act permits (and our certificate of incorporation and bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of our Company and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at our request of, against expenses, including attorney’s fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of our Company or at our request, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection therewith.

The circumstances under which indemnification is granted with an action brought on behalf of our Company are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by us in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by us.

These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act, in which case such provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the three years preceding the filing of this registration statement, we sold the following securities, which were not registered under the Securities Act. All share and per share amounts have been retroactively adjusted to give effect to the Reverse Split. The securities were issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. Each holder had adequate access to information about us through his or her relationship with us or through information provided to him or her. We did not, nor do we plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed below. In addition, each of the certificates issued representing the securities in the transactions listed above bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with us or through other access to information provided by our Company, to information about our Company.

On February 17, 2014, the Compensation Committee of the Board of Directors granted Mr. Nelson, our Chief Executive Officer, a restricted stock award for 819,175 shares of common stock pursuant to the Amended 2008 Plan. The award is subject to vesting as follows: 20% vesting as of the date of grant and 20% vesting on each anniversary of the date of grant; however, such grant is subject to forfeiture in the event that our shareholders fail to approve the proposal to increase the number of shares of common stock authorized for issuance under the Amended 2008 Plan at our 2014 Annual Meeting of Shareholders to be held on May 12, 2014.

During the three months ended December 31, 2013, we issued 14,700 shares of our common stock to three professional services companies as payment for services valued at $68,537. No underwriters were involved.

In October 2013, we issued 10,000 shares of our common stock as payment for professional services rendered by our former Chairman of the Board of Directors, Ms. Jamie Hopping. The professional services performed by Ms. Hopping were covered by her Chairman Agreement with us and were valued at $40,000.

During August 2013, we acquired, by means of net share settlements, 406 shares of common stock, at a price of $3.60 per share, related to the vesting of an employee restricted stock award to satisfy withholding tax obligations. We do not have any on-going stock repurchase programs.

On July 22, 2013, in connection with the Foundation Acquisition aforementioned in this registration statement, we issued 11,450,000 shares of common stock to Foundation Healthcare Affiliates, LLC, which represented on a post-transaction basis, approximately 70% of our outstanding common stock. We issued these shares in consideration of the acquisition of the membership interests of Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC. No underwriters were involved.

Arvest Bank Credit Facility

On July 22, 2013, our subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), we and Mr. Stanton Nelson (the “Guarantor” and our Chief Executive Officer) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. On July 22, 2013, in conjunction with the New Loan Agreement with Arvest Bank, we entered into a Participation Agreement with Arvest Bank in which we purchased a $6,000,000 participation in the New Note from Arvest Bank in exchange for 1,333,333 shares of the our common stock. No underwriters were involved.

Oliver Debt Transaction

On August 31, 2012, December 31, 2012, March 1, 2013, April 1, 2013 and July 22, 2013, we executed promissory notes with Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,470 and $5,648,290, respectively, for a total of $8,021,360 (collectively referred to as the “Oliver Notes”). We used the proceeds from the notes to fund our payment obligations to Arvest Bank. On July 22, 2013, we issued Mr. Oliver 1,797,030 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263. No underwriters were involved.

Preferred Interest Financing Transaction

From July 22, 2013 to October 2, 2013, we and our wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) sold 87 units of FHE (“FHE Unit”) for total proceeds of $9,135,000. Each FHE Unit was offered at $105,000 and entitled the purchaser to one (1) Class B membership interest in FHE, valued at $100,000 and 1,000 shares of our common stock, valued at $5,000. We issued 87,000 shares of common stock to the purchasers of the FHE Units. The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interests. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. In July 2014, at the request of Bank SNB, we deferred the payment of the first installment to March 2015. In addition, the FHE Units are convertible into shares of our common stock at the option of the holder at a conversion price of $20.00 per share. No underwriters were involved.

Tyche Transaction

On March 31, 2013, we and our wholly-owned subsidiary, TSH Acquisition, LLC (“TSH”) entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche Health Enterprises, LLC (“Tyche”) which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provided for the purchase of the preferred membership interests that Tyche owns in certain subsidiaries of Foundation under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, LLC, Foundation Weightwise Holdings, LLC, Foundation Healthcare Affiliates, LLC as well as the right to various equity interest in the affiliates of Foundation.

On July 22, 2013, in connection with the purchase of preferred noncontrolling interests from Tyche, we issued to Tyche and related entities the following warrants exercisable for our common stock: (i) five year warrants for the purchase of a total of 193,750 shares of our common stock at a strike price of $10.00 per share; (ii) seven and one-half year warrants for the purchase of a total of 351,620 shares of our common stock at a strike price of $13.50 per share; and (iii) ten year warrants for the purchase of a total of 229,630 shares of our common stock at a strike price of $16.00 per share. No underwriters were involved.

On November 12, 2012, we executed a subscription agreement with Graymark Investments, LLC (doing business as Oklahoma Health Partners (“OHP”)) in which OHP agreed to purchase 144,445 shares of our common stock for $650,000 ($4.50 per share). The proceeds from OHP were received on November 13, 2012 and will be used to fund our operations. No underwriters were utilized in this transaction.

On May 14, 2012, we issued to Genesis Select Corporation, for the purchase price of $150, a warrant for the purchase of up to 15,000 shares of our common stock exercisable at $5.00 per share and subject to vesting. Such warrant expires five years from the issuance date. The warrant was issued in connection with and as partial consideration for services to be rendered by Genesis Select under a consulting agreement with us. No underwriters or placement agents were used in connection with this transaction.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Index of Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which is hereby incorporated by reference.

(b) Financial Statement Schedules.

All other schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)(B)(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 9th day of February, 2015.

FOUNDATION HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 9, 2015.

Signature	Title	Date

/s/ STANTON NELSON Stanton Nelson	Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2015

/s/ HUBERT KING Hubert King	Chief Financial Officer (Principal Financial Officer)	February 9, 2015

/s/ GRANT A. CHRISTIANSON Grant A. Christianson	Chief Accounting Officer (Principal Accounting Officer)	February 9, 2015

* Thomas Michaud	Chairman of the Board	February 9, 2015

* Joseph Harroz, Jr.	Director	February 9, 2015

* Scott Mueller	Director	February 9, 2015

* Steven L. List	Director	February 9, 2015

* Robert A. Moreno, M.D.	Director	February 9, 2015

*By:	/s/ STANTON NELSON
Stanton Nelson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2008.

3.1.1	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1.1 of Registrant’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission on June 7, 2011.

3.1.2	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on December 4, 2014.

3.1.3	Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation, is incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on January 9, 2015

3.2	Registrant’s Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 14, 2008.

4.1	Form of Certificate of Common Stock of Registrant, incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-111819) as filed with the U.S. Securities and Exchange Commission on January 9, 2004.

4.2

Financial Advisor Warrant Agreement issued to ViewTrade Securities, Inc. and dated June 11,

2009 (expires July 15, 2014), is incorporated by reference to Exhibit 4.7 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

4.3	Form of Warrant to Purchase Common Stock issued pursuant to the Underwriting Agreement dated June 14, 2011, is incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 15, 2011.

4.4	Warrant to Purchase Common Stock issued to Genesis Select Corporation dated May 14, 2012, is incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2012.

4.5	Form of Five Year Common Stock Purchase Warrant, dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.15 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.6	Form of Seven Year Common Stock Purchase Warrant, dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.16 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.7	Form of Ten Year Common Stock Purchase Warrant, dated July 22, 2013, issued to Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.17 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

Exhibit No.	Description

4.8	Registration Rights Agreement, dated July 22, 2013, among Graymark Healthcare, Inc., Tyche Health Enterprises, LLC and THE Managers, LLC, is incorporated by reference to Exhibit 10.18 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

4.9+	Form of Warrant Agreement for Offering

5.1*	Opinion of McAfee & Taft

5.2+	Opinion of Goodwin Procter LLP

10.1	Amended and Restated Foundation Healthcare, Inc. 2008 Long-Term Incentive Plan, is incorporated by reference to Annex B of the Company’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2014.

10.1.1	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Restricted Stock Award Agreement, is incorporated by reference to Exhibit 10.3.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.1.2	Graymark Healthcare, Inc. 2008 Long-term Incentive Plan, Form of Stock Option Agreement, is incorporated by reference to Exhibit 10.3.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2010.

10.2	Amended and Restated Employment Agreement between Registrant and Stanton Nelson, dated April 6, 2012, is incorporated by reference to Exhibit 10.12.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012.

10.3	Form of Indemnification Agreement between the Company and each of its directors and executive officers, is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 24, 2010.

10.4	Office Lease Agreement between the Registrant and City Place, L.L.C., dated as of February 15, 2012, is incorporated by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2012, and the First Amendment, dated as of June 8, 2012, is filed herewith+.

10.5	Membership Interest Purchase Agreement, dated August 13, 2012, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 17, 2012.

10.5.1	Amendment to Membership Interest Purchase Agreement, dated as of September 28, 2012, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2012.

10.5.2	Amended and Restated Membership Interest Purchase Agreement, dated as of March 29, 2013, among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 2, 2013.

10.5.3	First Amendment to Amended and Restated Membership Interest Purchase Agreement, dated as of July 22, 2013 among Graymark Healthcare, Inc., TSH Acquisition, LLC and Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

Exhibit No.	Description

10.6	Promissory Note, dated August 31, 2012, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 7, 2012.

10.6.1	Promissory Note, dated December 31, 2012, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.1 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.2	Promissory Note, dated March 1, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.2 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.3	Renewal Promissory Note, dated March 1, 2013 (renewal of August 31, 2012 Promissory Note), in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.3 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.4

Renewal Promissory Note, dated March 1, 2013 (renewal of December 31, 2012 Promissory

Note), in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.24.4 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 1, 2013.

10.6.5	Promissory Note, dated July 22, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.6.6	Promissory Note, dated April 2, 2013, in favor of Roy T. Oliver, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 5, 2013.

10.6.7	Promissory Note (Demand), dated July 22, 2013, in favor of Foundation Healthcare Affiliates, LLC, is incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.7	Closing Agreement 2, dated May 21, 2013, among Roy T. Oliver, Graymark Healthcare, Inc., TSH Acquisition, LLC, Foundation Healthcare Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC, and Foundation Surgery Affiliates, LLC, is incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8	Second Amended And Restated Loan Agreement, dated July 22, 2013, among SDC Holdings, LLC, ApothecaryRx, LLC, Graymark Healthcare, Inc., Stanton M. Nelson, and Arvest Bank, is incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.1	Amended and Restated Promissory Note, dated July 22, 2013, made by SDC Holding, LLC and ApothecaryRx, LLC in favor of Arvest Bank, is incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.2	Participation Agreement, dated July 22, 2013, between Graymark Healthcare, Inc. and Arvest Bank, is incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.8.3	Subscription Agreement, dated July 22, 2013, between Graymark Healthcare, Inc. and Arvest Bank, is incorporated by reference to Exhibit 10.10 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

Exhibit No.	Description

10.9

Loan Agreement, dated July 22, 2013, between Foundation Health Enterprises, LLC and Valliance

Bank, is incorporated by reference to Exhibit 10.11 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.9.1	Promissory Note, dated July 22, 2013, made by Foundation Health Enterprises, LLC in favor of Valliance Bank, is incorporated by reference to Exhibit 10.12 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.10	Consent, Ratification, Acknowledgement and Amendment to Loan Documents Agreement, dated July 22, 2013, among Legacy Bank, Foundation Healthcare Affiliates, LLC, Graymark Healthcare, Inc., TSH Acquisition LLC, Foundation Surgery Affiliates, LLC, Foundation Surgical Hospital Affiliates, LLC and other indirect subsidiaries of the registrant, is incorporated by reference to Exhibit 10.13 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.11	Asset Purchase Agreement, dated March 31, 2013, between Tyche Health Enterprises, LLC and TSH Acquisition, LLC, is incorporated by reference to Exhibit 10.14 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.12	Letter Agreement, dated June 22, 2013, between Tyche Health Enterprises, LLC, TSH Acquisition, LLC and Graymark Healthcare, Inc, is incorporated by reference to Exhibit 10.14.1 of the Registrant’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 14, 2013.

10.13	Agreement of Sale and Purchase, dated August 30, 2013, among Foundation Surgical Hospital Affiliates, LLC, HCRI Texas Properties, Ltd. and Health Care REIT, Inc., is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 6, 2013.

10.14	Agreement in Connection with Assignment and Assumption Agreement, dated August 30, 2013, among Foundation Surgical Hospital Affiliates, LLC and DOC-FSH El Paso Medical Center, LLC, is incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 6, 2013.

10.15	Amended and Restated Master Lease by and between DOC-FSH El Paso Medical Center, LLC and East El Paso Physicians’ Medical Center, LLC, dated August 31, 2013, is incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.15.1	First Amendment to Amended and Restated Master Lease by and between DOC-FSH El Paso Medical Center, LLC and East El Paso Physicians’ Medical Center, LLC, dated September 25, 2013, is incorporated by reference to Exhibit 10.20.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.15.2

Assignment and Assumption of Lease Agreement among El Paso Physicians’ Medical Center, LLC, EEPPMC Partners, LLC and DOC-FSH El Paso Medical Center, LLC, dated September 27,

2013, is incorporated by reference to Exhibit 10.20.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.16	Agreement of Sale and Purchase, dated September 30, 2013, among Graymark Healthcare, Inc., and Foundation Medical Center of Oklahoma City, LLC, is incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2013.

Exhibit No.	Description

10.17	Agreement in Connection with Assignment and Assumption Agreement, dated September 30, 2013, among Graymark Healthcare, Inc., and DOC-Greymark HQ OKC MOB, LLC, is incorporated by reference to Exhibit 2.2 of the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 4, 2013.

10.18

Master Lease by and between DOC-Greymark HQ OKC MOB, LLC and Foundation Surgery

Affiliates, LLC, dated September 30, 2013, is incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19	Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated December 1, 2005, is incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19.1	Addendum to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.P. and Foundation Bariatric Hospital of San Antonio, L.P. dated February 19, 2007, is incorporated by reference to Exhibit 10.24.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19.2

Second Addendum to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.L.L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated June 1, 2007, is incorporated by reference to Exhibit 10.24.2 of the Registrant’s Quarterly Report on

Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.19.3	Third Amendment to the Lease Agreement by and between Foundation Bariatric Real Estate of San Antonio, L.L.L.P. and Foundation Bariatric Hospital of San Antonio, L.L.C. dated July 15, 2010, is incorporated by reference to Exhibit 10.24.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.20	Lease Agreement by and between Foundation Bariatric Real Estate of Huebner, L.P. and Foundation Bariatric Hospital of San Antonio, L.P. dated October 11, 2006, is incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.21	Private Placement Memorandum of Foundation Health Enterprises LLC dated March 18, 2013, is incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22

Promissory note, dated March 19, 2013, by Foundation Surgery Affiliates, LLC and East El Paso

Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22.1	Promissory note (1 of 2), dated March 21, 2012, by East El Paso Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.22.2	Promissory note (2 of 2), dated March 21, 2012, by East El Paso Physicians’ Medical Center LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

Exhibit No.	Description

10.23	First Modification to Promissory Notes and to First Amended and Restated Loan and Security Agreement, dated June 28, 2013, between Foundation Bariatric Hospital of San Antonio, L.L.C. and Legacy Bank, is incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.24	Promissory Note (Note No. 2), dated September 7, 2010, by Foundation Bariatric Hospital of San Antonio, L.L.C. in favor of Legacy Bank, is incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.25	Second Amended and Restated Promissory Note (Note No. 1), dated July 5, 2013, by Foundation Surgery Affiliates, LLC, Foundation Surgery Holdings, LLC and Foundation Surgery Management, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.26	Promissory Note (Note No. 3), dated December 30, 2011, by Foundation Surgery Affiliates, LLC, Foundation Surgery Holdings, LLC and Foundation Surgery Management, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on
November 20, 2013.

10.27	Promissory Note, Change in Terms Agreement, dated September 6, 2006, by Foundation Surgical Hospital Affiliates, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.28	Promissory Note, Deferral/Extension Agreement, dated October 25, 2013 by East El Paso Physicians’ Medical Center, LLC in favor of Legacy Bank, is incorporated by reference to Exhibit 10.35 of the Registrant’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 20, 2013.

10.29	Agreement in Connection with Assignment and Assumption of Membership Interest Purchase Agreement, dated February 28, 2014, by and between Foundation Surgical Hospital Affiliates, LLC and Physicians Realty L.P, is incorporated by reference to Exhibit 10.30 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2014.

10.30	Master Lease, dated March 1, 2014, by and between DOC-FSH San Antonio, LLC and Foundation Surgical Hospital Affiliates, LLC, is incorporated by reference to Exhibit 10.31 of the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2014.

10.31	Loan, Security and Guaranty Agreement, dated June 30, 2014, by and between Foundation Healthcare, Inc. and Bank SNB, National Association and Texas Capital Bank, is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with U.S. Securities and Exchange Commission on July 1, 2014.

21.1	List of Subsidiaries of the Registrant, is incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2014.

23.1*	Consent of Hein & Associates LLP

23.2*	Consent of McAfee & Taft (included in Exhibit 5.1)

23.3+	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

Exhibit No.	Description

23.4*	Consent of Eide Bailly LLP

24.1*	Power of Attorney (included on signature page).

101. INS*	XBRL Instance Document.

101. SCH*	XBRL Taxonomy Extension Schema Document.

101. CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101. DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101. LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101. PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

+	Filed herewith.
*	Previously Filed